SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

    Merrill Lynch & Co., Inc.

(Exact name of registrant as specified in its charter)

Delaware	13-2740599
(State of incorporation or organization)	(I.R.S. Employer
Identification No.)

4 World Financial Center
New York, New York	10080
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-132911

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

9% Callable STock Return Income DEbt SecuritiesSM due September 24, 2009 payable on the stated maturity date with Caterpillar Inc. common stock	The American Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act:
(None)

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the general terms and provisions of the 9% Callable STock Return Income DEbt SecuritiesSM due September 24, 2009 issued by Merrill Lynch & Co., Inc. (the “Callable STRIDES”), payable on the stated maturity date with Caterpillar Inc. common stock, set forth in the preliminary Term Sheet, dated September 10, 2007, Product Supplement STRIDES-1, dated August 20, 2007, and the MTN Prospectus Supplement, General Prospectus Supplement and Prospectus, each dated March 31, 2006, attached hereto as Exhibit 99(A), is hereby incorporated by reference and contains certain proposed terms and provisions. The description of the Callable STRIDES contained in the Term Sheet to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, under Registration Statement Number 333-132911, which will contain the final terms and provisions of the Callable STRIDES, including the maturity date of the Callable STRIDES, is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

Item 2.	Exhibits.

99 (A)	Preliminary Term Sheet dated September 10, 2007, Product Supplement STRIDES-1 dated August 20, 2007, and the MTN Prospectus Supplement, General Prospectus Supplement and Prospectus, each dated March 31, 2006†.

99 (B)	Form of Note.

99 (C)	Copy of Indenture between Merrill Lynch & Co., Inc. and The Bank of New York, as successor trustee, dated as of April 1, 1983, as amended and restated.*

Other securities issued by Merrill Lynch & Co., Inc. are listed on the American Stock Exchange.

†	The MTN Prospectus Supplement, General Prospectus Supplement and Prospectus included as part of Exhibit 99 (A) are incorporated by reference from Registrant’s Registration Statement on Form S-3 dated March 31, 2006 and Registrant’s filings pursuant to Rule 424 (b) on April 3, 2006. The Product Supplement STRIDES-1 is incorporated by reference from Registrant’s filings pursuant to Rule 424(b) on August 20, 2007. The Preliminary Term Sheet is incorporated by reference from Registrant’s filing pursuant to Rule 433 on September 10, 2007.
*	Exhibit 99 (C) is incorporated by reference from Exhibit (3) to Registrant's Registration Statement on Form 8-A dated July 20, 1992.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MERRILL LYNCH & CO., INC.

By:	/s/	Judith A. Witterschein
Judith A. Witterschein Secretary

Date: September 17, 2007

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SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

MERRILL LYNCH & CO., INC.

EXHIBITS

TO

FORM 8-A DATED SEPTEMBER 17, 2007

INDEX TO EXHIBITS

Exhibit No.

99 (A)	Preliminary Term Sheet dated September 10, 2007, Product Supplement STRIDES-1 dated August 20, 2007, and the MTN Prospectus Supplement, General Prospectus Supplement and Prospectus, each dated March 31, 2006†.

99 (B)	Form of Note.

99 (C)	Copy of Indenture between Merrill Lynch & Co., Inc. and The Bank of New York, as successor trustee, dated as of April 1, 1983, as amended and restated.*

†	The MTN Prospectus Supplement, General Prospectus Supplement and Prospectus included as part of Exhibit 99 (A) are incorporated by reference from Registrant’s Registration Statement on Form S-3 dated March 31, 2006 and Registrant’s filings pursuant to Rule 424 (b) on April 3, 2006. The Product Supplement STRIDES-1 is incorporated by reference from Registrant’s filings pursuant to Rule 424(b) on August 20, 2007. The Preliminary Term Sheet is incorporated by reference from Registrant’s filing pursuant to Rule 433 on September 10, 2007.
*	Exhibit 99 (C) is incorporated by reference from Exhibit (3) to Registrant's Registration Statement on Form 8-A dated July 20, 1992.

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